AMENDMENT TO THE
                            NATIONAL FUEL GAS COMPANY
                           DEFERRED COMPENSATION PLAN




         I, B. J. Kennedy, do hereby execute the following amendment to the National Fuel Gas Company Deferred Compensation Plan (the "DCP"), pursuant to
Section 10.3 of the DCP, effective for all cycles beginning on or after August 1, 1997 (i.e., Cycle IV) of the DCP.

         Section 1.3 of the DCP is hereby amended to read as follows:

         ""Base Salary" shall mean gross cash  compensation  per regular payroll
           -----------
period, including salary continuation payments made by an Employer on account of sickness or accident, which are paid to a Participant for employment services rendered to an Employer, before reduction for compensation deferred pursuant to this Plan or pursuant to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees. Base Salary shall also include payments made to a participant pursuant to the Company's Annual At Risk Compensation Incentive Program, or a successor plan thereto, and any other performance-related lump sum compensation (i.e., lump sum payments other than expense or tuition reimbursements, moving expense reimbursements, workers compensation payments, payments for eligible unused vacation, suggestion award payments, severance payments, or other nonperformance-related lump sum payments), but shall exclude all other fees, commissions, special, extra or nonperiodic compensation in any form.


                                          NATIONAL FUEL GAS COMPANY


June 16, 1997                             /s/B. J. Kennedy
---------------------                     -----------------------------
Dated                                     B. J. Kennedy
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors








amdcp697.DOC